UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  June 13, 2013

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

State of Incorporation:  Delaware

COMMISSION FILE NUMBER 1-4221

Internal Revenue Service — Employer Identification No. 73-0679879

1437 South Boulder Avenue, Suite 1400, Tulsa, Oklahoma 74119

(Address of Principal Executive Offices)

(918)742-5531

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported, on May 23, 2013, Helmerich & Payne International Drilling Co. (“H&P Drilling”), a wholly owned subsidiary of Helmerich & Payne, Inc. (“H&P”), entered into a stock purchase agreement (the “Agreement”) with Atwood Oceanics, Inc. (“Issuer”) pursuant to which, among other things, the Issuer agreed to purchase 2,000,000 shares of the Issuer’s common stock held by H&P Drilling at a price of $53.53 per share.  On June 13, 2013, H&P Drilling and the Issuer entered into a First Amendment to Stock Purchase Agreement (“Amendment”).  The Amendment extends the closing date to June 27, 2013 and increases the aggregate payment to be made by the Issuer to H&P Drilling by $200,000.00.  The foregoing description of the Amendment is only a summary, is not complete, should be read together with, and is qualified in its entirety by reference to, the entire Amendment which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits.

Exhibit Number	Description

10.1	First Amendment to Stock Purchase Agreement dated as of June 13, 2013, by and between Helmerich & Payne International Drilling Co. and Atwood Oceanics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized the undersigned to sign this report on its behalf.

HELMERICH & PAYNE, INC.
(Registrant)

/s/ Steven R. Mackey
Steven R. Mackey
Executive Vice President

DATE: June 13, 2013

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Stock Purchase Agreement dated as of June 13, 2013, by and between Helmerich & Payne International Drilling Co. and Atwood Oceanics, Inc.